Exhibit 10.2

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SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

$15,000,000 Debtor-in-Possession Credit Facility

for

Medical Staffing Network, Inc. and Certain of its Affiliates

June 9, 2010

This Summary of Principal Terms and Conditions (“Term Sheet”) outlines certain key terms of a proposed DIP Facility by and among Borrower, Guarantors, the DIP Lenders and DIP Agent (in each case, as hereinafter defined). Presentation of this Term Sheet is for discussion purposes only and shall not constitute a waiver of any existing defaults or events of default under the Pre-Petition Credit Agreements (as hereinafter defined), or an agreement or offer to forbear with respect to any rights or remedies under, or to otherwise amend, the Pre-Petition Credit Agreements (as hereinafter defined). The outlined terms are subject to change or modification. This Term Sheet is neither a proposal nor a commitment and is for discussion purposes only. Any DIP Facility will be subject to all approvals required by each DIP Lender, and DIP Agent cannot guarantee that any such approvals will be sought or obtained by DIP Lenders on these terms.

BORROWER:	Medical Staffing Network, Inc. (“Borrower”) as debtor and debtor-in-possession in a case under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”) jointly administered with the cases (collectively, the “Cases”) of the Guarantors (as hereinafter defined) including, among others, Medical Staffing Holdings, LLC and Medical Staffing Network Holdings, Inc. (collectively, “Holdings”, and together with Borrower and the other Guarantors, the “Debtors”) under chapter 11 of the Bankruptcy Code in such Bankruptcy Court.

GUARANTORS:	All entities that guarantee the Pre-Petition First Lien Secured Facility (as hereinafter defined) shall unconditionally guarantee the obligations of Borrower under the DIP Facility (each, a “Guarantor”, and collectively, the “Guarantors” and, together with Borrower, the “Obligors”), and such guarantees shall be secured by all of the property of each such Guarantor, subject to the Interim Order and the Final Order (as such terms are defined herein).

DIP AGENT:	General Electric Capital Corporation (“GECC” or “DIP Agent”).

SOLE LEAD ARRANGER AND SOLE BOOKRUNNER:	GE Capital Markets, Inc.

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DIP LENDERS:	GECC and each other Pre-Petition First Lien Lender that subscribes to a commitment under the DIP Facility in accordance with the mechanics set forth below.

Each Pre-Petition First Lien Lender (as hereinafter defined) will be afforded the opportunity to subscribe to a commitment under the DIP Facility in an amount equal to its Eligible Share (as hereinafter defined) of the total commitment thereunder. If the aggregate amount of commitments subscribed to by the Pre-Petition First Lien Lenders is less than $15,000,000, each subscribing Pre-Petition First Lien Lender shall be offered (but shall not be obligated to commit to provide) an amount equal to its Pro Rata Share (as defined below) of the difference between $15,000,000 and the aggregate amount actually subscribed for by such Pre-Petition First Lien Lenders. Each Pre-Petition First Lien Lender will be allocated the amount of its subscription, with GECC being allocated any remaining portion of the commitments under the DIP Facility.

“Eligible Share” for any Pre-Petition First Lien Lender is a fraction (x) the numerator of which is the principal amount of its loans outstanding and unfunded commitments under the Pre-Petition First Lien Secured Facility and (y) the denominator of which is the aggregate principal amount of all loans outstanding and unfunded commitments under the Pre-Petition First Lien Credit Agreement, in each case (i) including capitalized and uncapitalized payment-in-kind interest and (ii) measured as of the Effective Date (as hereinafter defined).

“Pro Rata Share” for any subscribing Pre-Petition First Lien Lender is a fraction (x) the numerator of which is the amount of the commitment under the DIP Facility to which it shall have subscribed and (y) the denominator of which is the aggregate amount of all commitments under the DIP Facility to which all Pre-Petition First Lien Lenders shall have subscribed.

MAJORITY DIP LENDERS	As of any date of determination, DIP Lenders holding more than 50% of the outstanding loans and undrawn commitments under the DIP Facility (“Majority DIP Lenders”) on such date.

PRE-PETITION SECURED
FIRST LIEN FACILITY:	A senior secured credit facility (the “Pre-Petition First Lien Secured Facility”) provided by GECC, as agent (“Pre-Petition First Lien Agent”), and certain lenders (the “Pre-Petition First Lien Lenders”) pursuant to the Amended and Restated Credit Agreement, dated as of March 12, 2009, by and among Medical Staffing Network, Inc., as borrower, Holdings and certain subsidiaries of Medical Staffing Network, Inc., as guarantors, Pre-Petition First Lien Agent and the Pre-Petition

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First Lien Lenders (as amended or otherwise modified, the “Pre-Petition First Lien Credit Agreement”) consisting of (a) a revolving credit facility including a letter of credit subfacility and a swing line subfacility and (b) a term loan facility. All loans and other liabilities in respect of the Pre-Petition First Lien Secured Facility shall be referred to herein as the “Pre-Petition First Lien Secured Obligations”. All Pre-Petition First Lien Secured Obligations are secured by first priority liens and security interests on substantially all of the Obligors’ assets (the “Pre-Petition First Lien Secured Facility Liens”), such liens and security interests subject, solely with respect to priority, to the Pre-Petition Senior Encumberances, if any.

PRE-PETITION SECURED
SECOND LIEN FACILITY:	A senior secured credit facility (the “Pre-Petition Second Lien Secured Facility” and, together with the Pre-Petition First Lien Facility, the “Pre-Petition Secured Facilities”) provided by NexBank, SSB, as agent (“Pre-Petition Second Lien Agent” and, together with Pre-Petition First Lien Agent, the “Pre-Petition Agents”), and certain lenders (the “Pre-Petition Second Lien Lenders” and, together with the Pre-Petition First Lien Lenders, the “Pre-Petition Lenders”) pursuant to the Amended and Restated Second Lien Credit Agreement, dated as of March 12, 2009, by and among Medical Staffing Network, Inc., as borrower, Holdings and certain subsidiaries of Medical Staffing Network, Inc., as guarantors, Pre-Petition Second Lien Agent and the Pre-Petition Second Lien Lenders (as amended or otherwise modified, the “Pre-Petition Second Lien Credit Agreement” and, together with the Pre-Petition First Lien Credit Agreement, the “Pre-Petition Credit Agreements”) consisting of a term loan facility. All loans and other liabilities in respect of the Pre-Petition Second Lien Secured Facility shall be referred to herein as the “Pre-Petition Second Lien Secured Obligations” and, together with the Pre-Petition First Lien Secured Obligations, the “Pre-Petition Secured Obligations”. All Pre-Petition Second Lien Secured Obligations are secured by second priority liens and security interests on substantially all of the Obligors’ assets (the “Pre-Petition Second Lien Secured Facility Liens” and, together with the Pre-Petition First Lien Secured Facility Liens, the “Pre-Petition Secured Facilities Liens”).

DIP FACILITY:	A $15,000,000 first priority “priming” senior secured revolving facility (the “DIP Facility”); provided, that Borrower shall not be entitled to borrow more than $7,000,000 under the DIP Facility at any time prior to the Bankruptcy Court having entered a final order (the “Final Order”), in form and substance satisfactory to DIP Agent and Majority DIP Lenders authorizing the transactions contemplated by this Term Sheet and otherwise substantially consistent with the Interim Order (as hereinafter

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defined). After the Bankruptcy Court enters the Final Order, the full $15,000,000 commitment shall be made available to Borrower for borrowings in accordance with the Budget (as defined below); provided that, at any time, availability shall be the aggregate amount of the commitments then outstanding, less the aggregate amount of any loans then outstanding under the DIP Facility (including the Roll-Up (as defined below) and any amounts described in the final paragraph under this heading “DIP Facility”). Amounts repaid may be reborrowed. Any undrawn commitments existing on the 90th day following the Effective Date shall automatically terminate. Following notice to the Borrower, DIP Agent may impose a reserve against the aggregate availability under the DIP Facility in the amount of the Carve-Out (as hereinafter defined) exposure existing at any time.

Upon entry of the Final Order, the DIP Facility shall include, as part of the aggregate principal amount of $15,000,000, a roll-up of the Pre-Petition Protective Advances then outstanding (the “Roll-Up”).

If any obligation of the Obligors owing to a Pre-Petition First Lien Lender in respect of the Roll-Up, as a result of a discharge of its prepetition indebtedness, is avoided, disallowed, set aside or otherwise invalidated, in whole or in part, in any judicial proceeding or otherwise, the aggregate principal amount of prepetition indebtedness held by such Pre-Petition First Lien Lender prior to the discharge, to the extent subsequently avoided, disallowed, set aside or otherwise invalidated, shall be reinstated in full force and effect and all guarantees and security in respect thereof shall be restored.

EFFECTIVE DATE:	Closing to occur upon satisfaction or waiver by DIP Agent and Majority DIP Lenders of the conditions specified below under “Conditions to Effective Date” (“Effective Date”).

TERM:	The term of the DIP Facility shall be that period commencing on the Effective Date and ending on the earliest of (such ending date, the “Commitment Termination Date”): (a) 90 days following the Effective Date (the “Scheduled Maturity Date”), which Scheduled Maturity Date may be extended for an additional 30 days at the request of the Borrower and with the consent of the DIP Agent and Majority DIP Lenders, provided that (i) no Default or Event of Default under the DIP Facility shall have occurred and be continuing and (ii) the Borrower shall provide a Budget (as hereinafter defined) covering the extension period, in form and substance satisfactory to the DIP Agent and Majority DIP Lenders and shall demonstrate projected compliance with the Budget through the extension period; (b) the effective date of a plan of reorganization for the Debtors (the “Plan”); (c) the occurrence of any Termination Declaration

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Date (as hereinafter defined); (d) the date a sale of all or substantially all of the Obligors’ assets is consummated under Section 363 of the Bankruptcy Code and (e) the date on which the loans under the DIP Facility shall have been indefeasibly repaid in full in cash, all other obligations in respect of the DIP Facility shall have been indefeasibly paid in full in cash and all commitments thereunder shall have been terminated.

All amounts outstanding under the DIP Facility shall automatically be due and payable in full in cash on the Commitment Termination Date.

BUDGET AND
VARIANCE REPORT:	As used herein, “Budget” means (a) the initial 13-week cash flow budget, in form and substance satisfactory to DIP Agent and Majority DIP Lenders (and in substantially the form delivered to the Pre-Petition First Lien Lenders prior to the Effective Date), setting forth, on a line-item basis, (i) projected cash receipts, (ii) projected disbursements (including ordinary course operating expenses, bankruptcy-related expenses under the Cases, capital expenditures, asset sales and fees and expenses of DIP Agent and Pre-Petition First Lien Agent (including counsel, financial advisors and other professionals therefor) and any other fees and expenses relating to the DIP Facility) and (iii) the unused availability under the DIP Facility and unrestricted cash on hand (collectively, “Aggregate Liquidity”) and (b) such updated “rolling” 13-week cash flow budgets in form and substance satisfactory to DIP Agent and Majority DIP Lenders, provided on a weekly basis to DIP Agent for distribution to the DIP Lenders to supplement and replace the Budget then in effect.

As used herein, “Variance Report” means a variance report substantially in the form delivered to the Pre-Petition First Lien Lenders prior to the Effective Date, setting forth (i) the actual cash receipts, expenditures and disbursements for such immediately preceding calendar week on a line-item basis and the Aggregate Liquidity as of the end of such calendar week and (ii) the variance in dollar amounts of the actual expenditures and disbursements (excluding debt service, professional fees and Capital Expenditures) for each weekly period from those reflected for the corresponding period in the Budget.

USE OF PROCEEDS:	The DIP Facility shall be used solely for (a) working capital (excluding capital expenditures) to the extent set forth in the Budget, subject to permitted variances as described under the heading “Financial Covenants” below, (b) capital expenditures to the extent set forth in the Budget and permitted by the Financial Covenants and (c) for payment of

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(i) costs of administration of the Cases to the extent set forth in the Budget, (ii) the fees and expenses described under the heading “Expenses” below and (iii) such pre-petition obligations as DIP Agent and Majority DIP Lenders consent to, in their reasonable discretion, and the Bankruptcy Court shall approve, in each case in a manner consistent with the terms and conditions contained herein.

INTEREST RATE:	The outstanding loans and other obligations under the DIP Facility (the “DIP Obligations”) shall bear interest at a fixed rate of 10.0% per annum. All interest shall be payable in cash monthly in arrears.

FEES:	The fees payable to DIP Agent as set forth in the fee letter between Borrower and DIP Agent dated as of June [ ], 2010 (the “Fee Letter”).

“Upfront Facility Fee” equal to 3.0% of the maximum amount of the DIP Facility, which will be payable on the Effective Date, to DIP Agent for prompt distribution to DIP Lenders on a pro rata basis.

“Unused Facility Fee” equal to 0.50% per annum (calculated on the basis of a 360-day year and actual days elapsed) on the average unused daily balance of the DIP Facility, payable monthly in arrears to DIP Agent for prompt distribution to the DIP Lenders on a pro rata basis.

All fees will be calculated using a 360-day year and actual days elapsed. All fees shall be non-refundable once paid.

DEFAULT RATES:	With respect to all DIP Obligations, default interest shall be increased 4% above the rate otherwise applicable.

SECURITY AND
PRIORITY:	Subject only to the Carve-Out (as defined below) and any valid, enforceable, non-avoidable security interests in existence as of the date of filing the Cases (the “Petition Date) that are senior to the Pre-Petition Secured Facilities Liens (the “Pre-Petition Senior Permitted Encumbrances”), to secure all DIP Obligations, DIP Agent, on behalf of itself and the respective DIP Lenders, will receive, pursuant to Section 364(c)(2), Section 364(c)(3) and Section 364(d) of the Bankruptcy Code, through the DIP Documentation and Interim Order (each as defined below) and Final Order, a fully perfected, first priority security interest (the “DIP Liens”) in all of the existing and after acquired real and personal, tangible and intangible, assets of Borrower and Guarantors including, without limitation, all cash, cash equivalents, bank accounts, accounts, other receivables, chattel paper, contract rights, inventory, instruments, documents, securities (whether or not marketable), equipment, fixtures, real property interests, franchise rights,

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patents, tradenames, trademarks, copyrights, intellectual property, general intangibles, investment property, supporting obligations, letter of credit rights, commercial tort claims, causes of action (excluding avoidance actions and the proceeds thereof) and all substitutions, accessions and proceeds of the foregoing, wherever located, including insurance or other proceeds (collectively, the “Collateral”). Without limiting the foregoing, pursuant to Section 364(d) of the Bankruptcy Code, the security interests securing the DIP Facility shall have priority over any and all security interests of any creditor other than the Pre-Petition Senior Permitted Encumbrances.

For the avoidance of doubt, the Collateral shall include a security interest in all of the assets of each Guarantor and a pledge of all of the issued and outstanding capital stock issued to each Obligor, provided that DIP Agent will receive a pledge of only 65% of the voting stock of first-tier foreign subsidiaries (if any) to the extent a pledge of greater than 65% of such stock would result in adverse tax consequences, as reasonably determined by DIP Agent.

All Collateral will be free and clear of other liens, claims, interests and encumbrances, except for the Pre-Petition Permitted Encumbrances, the Carve-Out, the Pre-Petition Secured Facilities Liens (which Pre-Petition Secured Facilities Liens shall be junior to the DIP Liens) and other customary liens to be agreed.

The obligations under the DIP Facility will also have superpriority administrative claim status pursuant to Section 364(c)(1) of the Bankruptcy Code, with priority over any and all other costs and expenses of administration of any kind, including those specified in, or ordered pursuant to, sections 105, 326, 328, 330, 331, 503(b), 506(c) (subject to entry of the Final Order), 507(a), 507(b), 546(c), 726, 1113, 1114 or any other provision of the Bankruptcy Code or otherwise, subject only to the Carve-Out (the “DIP Claims”); provided, however, that the DIP Claims shall not attach to avoidance actions and the proceeds thereof.

CARVE-OUT:	“Carve-Out” shall mean: (i) the amount of actual expenditures and disbursements for fees, costs and disbursements of the Debtors’ retained professionals (the “Debtors’ Professional Fees”) incurred before the delivery of a Carve-Out Trigger Notice that are ultimately allowed by final order of the Bankruptcy Court (whether such Debtors’ Professional Fees are allowed before or after the delivery of a Carve-Out Trigger Notice), but solely to the extent the same are incurred in accordance with the Budget, (ii) the amount of actual expenditures and disbursements for

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fees, costs and disbursements of professionals retained by the statutory committee of unsecured creditors appointed in the Cases (the “Committee,” and such expenditures and disbursements, the “Committee Professional Fees”) incurred before the delivery of a Carve-Out Trigger Notice that are ultimately allowed by final order of the Bankruptcy Court (whether such Committee’s Professional Fees are allowed before or after the delivery of a Carve-Out Trigger Notice), but solely to the extent the same are incurred in accordance with the Budget, (iii) all allowed and unpaid Debtors’ Professional Fees (including Debtors’ ordinary course professionals) and Committee Professional Fees that are incurred from and after the delivery of a Carve-Out Trigger Notice in an aggregate amount not in excess of $500,000 for Debtors’ Professional Fees and $25,000 for Committee Professional Fees, and (iv) the payment of fees pursuant to 28 U.S.C. § 1930(a). The figures set forth in clause (iii) in the preceding sentence are collectively referred to herein as the “Carve-Out Cap”. Following the delivery of a Carve-Out Trigger Notice, the Debtors’ Professional Fees and the Committee’s Professional Fees shall be paid first from retainers held by such professionals, which shall reduce the Carve-Out Cap on a dollar-for-dollar basis before such Debtors’ Professional Fees and Committee Professional Fees may be paid from encumbered funds, and second from any amounts not otherwise payable to any professional in the Professional Expense Escrow.

So long as no Carve-Out Trigger Notice (as defined below) has been delivered to the Debtors, the Debtors are authorized to use advances under the DIP Facility in accordance with and limited to the amounts in the Budget to pay such compensation and expense reimbursements of professional persons retained by the Debtors (the “Debtor Professionals”) and any professional persons retained by any Creditors’ Committee appointed by the United States Trustee (the “Committee Professionals”) as may be awarded by the Court pursuant to Section 328, 330 or 331 of the Bankruptcy Code (the “Professional Expenses”). The Debtor Professionals and the Committee Professionals, if any, shall be permitted to submit to the Debtors, with copies to counsel for the DIP Agent, periodic statements (but no more frequently than on a monthly basis) for services rendered and reimbursable expenses incurred by them (the “Conditional Professional Expenses”). The DIP Agent shall advance, commencing on the Effective Date and continuing each Monday thereafter, the amounts set forth in the Budget and allocated for such fees and expenses; said funds shall be advanced by wire transfer to and segregated and escrowed in an escrow account maintained by counsel for the Debtors subject to arrangements satisfactory to the DIP Agent for payment to the Committee Professionals and the Debtor Professionals, in accordance with procedures in form and substance satisfactory to the DIP Agent which may be approved by the Court for the payment of

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professionals (the “Professional Expense Escrow”). Funds deposited in the Professional Expense Escrow shall be available and may be used solely for the payment of the Conditional Professional Expenses and the Professional Expenses (to the extent not previously paid). DIP Agent shall have a first priority lien on all funds in the Professional Expense Escrow and any amounts not payable to any Professionals shall be returned to the Pre-Petition First Lien Agent for application to the Protective Advances or to the DIP Agent for application on account of the obligations under the DIP Facility, as applicable. Notwithstanding the delivery of a Carve-Out Trigger Notice, DIP Agent shall be obligated to continue to fund the Professional Expense Escrow in the manner provided herein, subject to the Carve-Out, the Carve-Out Cap and the other terms and conditions set forth herein. Nothing in this Term Sheet shall prejudice or impair the rights of either the Debtors’ Professionals or the Committee’s Professionals to request an award of compensation in excess of the amounts set forth in the Budget (the “Unbudgeted Professional Expenses”) or the rights of the DIP Agent to object to the amount or reasonableness of the Professional Expenses, the Unbudgeted Professional Expenses or the Conditional Professional Expenses. In no event, however, shall the DIP Agent be responsible for the payment of Unbudgeted Professional Expenses or any amounts in excess of the Carve-Out nor shall any of the Collateral be surcharged, under Section 506(c) or any other provision of the Bankruptcy Code or otherwise, for the payment of Unbudgeted Professional Expenses or any other Professional Expenses not subject to the Carve-Out.

The term “Carve-Out Trigger Notice” shall mean a written notice delivered by DIP Agent to Borrower’s lead counsel, the U.S. Trustee, and lead counsel to any Committee which notice may be delivered following the occurrence and during the continuation of a default or an Event of Default (as defined below) under the DIP Documentation.

PROHIBITED ACTIONS:	Notwithstanding the foregoing, so long as the Carve-Out Trigger Notice has not been delivered, Borrower shall be permitted to pay, as the same may become due and payable, but subject to the other terms and conditions of this Term Sheet, including, without limitation, the Debtors’ Professional Fees and Committee’s Professional Fees not exceeding those set forth in the Budget, fees and expenses payable under 11 U.S.C. § 330 and § 331 pursuant to court order, and the same shall not reduce the Carve-Out Cap.

No portion of the Carve-Out, any DIP Facility loan proceeds, cash collateral or other Collateral proceeds may be used for the payment of the fees and expenses of any person incurred challenging, or in relation to the challenge of, (i) the liens or claims of any or all of DIP Agent

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and/or the DIP Lenders, or the initiation or prosecution of any claim or cause of action against any or all of DIP Agent or the DIP Lenders, including any claim under Chapter 5 of the Bankruptcy Code or (ii) any claims or causes of actions (including any claims or causes of action under Chapter 5 of the Bankruptcy Code) against any or all of Pre-Petition First Lien Agent and the Pre-Petition First Lien Lenders, their respective advisors, agents and sub-agents, including formal discovery proceedings in anticipation thereof, and/or challenging any lien or claim of any or all of Pre-Petition First Lien Agent and the Pre-Petition First Lien Lenders, or asserting any other lender liability or other claim or cause of action against any of Pre-Petition First Lien Agent and the Pre-Petition First Lien Lenders. The foregoing notwithstanding, no more than $25,000 in the aggregate, of the amounts set forth in the Budget, the Carve-Out, any cash collateral, proceeds of the DIP Facility loans, or other Collateral proceeds may be used by the Committee, or any representative of the estate, to investigate, but not prosecute any challenge to, the claims and/or liens of Pre-Petition First Lien Agent, the Pre-Petition First Lien Lenders or any other agents and lenders under the Pre-Petition First Lien Secured Facility.

In addition, neither the Carve-Out nor any proceeds of the DIP Facility, cash collateral or other Collateral proceeds shall be used in connection with preventing, hindering or delaying the DIP Lenders’ or DIP Agent’s enforcement or realization upon the Collateral once a default or Event of Default has been determined by the Court to have occurred and is continuing under the DIP Documentation, subject to the second paragraph under the heading “Remedies” below. For the avoidance of doubt, the foregoing shall not operate to prevent the payment of the Debtors’ Professional Fees (i) to the extent otherwise payable in accordance with the terms of the DIP Documentation (including the Budget), and (ii) incurred in connection with the Credit Parties’ exercise of their rights and remedies under the DIP Documentation.

ADEQUATE PROTECTION
PAYMENTS AND LIENS:	As adequate protection for the diminution in the post-petition value of Pre-Petition First Lien Agent’s and the Pre-Petition First Lien Lenders’ pre-petition interests in the collateral securing the Pre-Petition Secured Facilities, including cash collateral (the “Pre-Petition First Lien Collateral”), Pre-Petition First Lien Agent and the Pre-Petition First Lien Lenders will receive (i) replacement liens (the “First Lien Adequate Protection Liens”) on all assets of the Obligors, which shall be subject only to the DIP Liens, the Carve-Out and any Pre-Petition Senior Permitted Encumbrances, and (ii) a superpriority administrative expense claim pursuant to Section 507(b) of the Bankruptcy Code (the “First Lien Adequate Protection Claim”) that is subject only to payment of the

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Carve-Out and to the superpriority DIP Claims. Neither the First Lien Adequate Protection Liens nor the First Lien Adequate Protection Claim shall attach to, or be payable from, avoidance actions or the proceeds thereof. As further adequate protection, Pre-Petition First Lien Agent and the Pre-Petition First Lien Lenders will receive current cash payment of fees (excluding the Unused Commitment Fee and Letter of Credit fees) and expenses due from time to time under the Pre-Petition First Lien Credit Agreement, including, without limitation, the reimbursement of reasonable fees and expenses of counsel, financial advisors and other professionals of Pre-Petition First Lien Agent, without regard to the amounts set forth with respect thereto in the Budget. Pre-Petition First Lien Agent expressly reserves the right to seek additional or alternative adequate protection on behalf of itself and the Pre-Petition First Lien Lenders.

As adequate protection for the diminution in the post-petition value of Pre-Petition Second Lien Agent’s and the Pre-Petition Second Lien Lenders’ pre-petition interests in the collateral securing the Pre-Petition Second Lien Secured Obligations (the “Pre-Petition Second Lien Collateral”), Pre-Petition Second Lien Agent and the Pre-Petition Second Lien Lenders will receive (i) replacement liens (“Second Lien Adequate Protection Liens”) on all assets of the Obligors, which shall be subject to the DIP Liens and the First Lien Adequate Protection Liens, the Carve-Out, the Pre-Petition First Lien Secured Facility Liens and any Pre-Petition Senior Permitted Encumbrances, and (ii) a superpriority administrative expense claim pursuant to Section 507(b) of the Bankruptcy Code that is subject to payment of the Carve-Out, the DIP Claims, the Pre-Petition First Lien Secured Obligations and the First Lien Adequate Protection Claim; provided that, (a) Pre-Petition Second Lien Agent and the Pre-Petition Second Lien Lenders shall not be granted additional adequate protection, including without limitation, post-petition interest, fee reimbursement and/or adequate protection payments, in any insolvency proceeding, and the rights of Pre-Petition Second Lien Agent and the Pre-Petition Second Lien Lenders shall be at all times subject to the terms and conditions of the Intercreditor Agreement (as defined below), and (b) neither the Second Lien Adequate Protection Liens nor the Second Lien Adequate Protection Claim shall attach to, or be payable from, avoidance actions or the proceeds thereof.

That certain Intercreditor Agreement dated as of July 2, 2007, by and among Pre-Petition First Lien Agent, Pre-Petition Second Lien Agent, Borrower and Holdings (the “Intercreditor Agreement”) shall continue to be in full force and effect and any funds or other consideration received under the Pre-Petition Second Lien Credit Facility shall governed by the terms of the Intercreditor Agreement.

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STIPULATION REGARDING PRE- PETITION SECURED
FACILITIES:	The Interim Order and the Final Order shall each contain a determination by the Bankruptcy Court that, subject to a 45-day investigation period for the Committee (calculated from the date of the appointment of the Committee), the claims in respect of the Pre-Petition Secured Facilities constitute legal, valid and binding obligations of the Obligors, enforceable in accordance with their terms and not subject to avoidance, recharacterization, recovery, attack, off-set, counterclaim, defenses or claims of any kind pursuant to the Bankruptcy Code or other applicable law, and that the Pre-Petition Secured Facilities Liens are legal, valid, perfected, enforceable and non-avoidable, with a finding that the Obligors stipulate and agree that the claims in respect of the Pre-Petition Secured Facilities constitute legal, valid and binding obligations of the Obligors, enforceable in accordance with their terms and are not subject to avoidance, recharacterization, recovery, attack, off-set, counterclaim, defenses or claims of any kind pursuant to the Bankruptcy Code or other applicable law and that the Pre-Petition Secured Facilities Liens are legal, valid, perfected, enforceable and non-unavoidable.

CASH MANAGEMENT:	Except with respect to payments or receipt of funds arising from or relating to the Borrower’s vendor managed services business, which shall be remitted and deposited as provided in the Escrow Agreement dated April 30, 2010 between the Borrower and CBIZ Goldstein Lewin, as escrow agent, collections and proceeds from the Collateral securing the DIP Facility shall be swept daily either directly into an account with DIP Agent or another financial institution reasonably acceptable to DIP Agent and subject to blocked account agreements or control agreements. Such blocked account agreements or control agreements shall provide that all collections and proceeds from such Collateral will be paid on a daily basis, first, to Pre-Petition First Lien Agent in order to repay the Pre-Petition Protective Advances (with a corresponding permanent reduction in revolving commitments under the Pre-Petition First Lien Secured Facility) and, second, to DIP Agent, and shall otherwise be in form and substance reasonably satisfactory to DIP Agent. All collections and proceeds received by DIP Agent pursuant to the immediately preceding sentence will be used (i) to repay Pre-Petition Protective Advances (with a corresponding permanent reduction in revolving commitments under the Pre-Petition First Lien Secured Facility), (ii) to reduce loans under the DIP Facility on a daily basis and (iii) for the Borrower’s working capital and general corporate purposes, in each case, solely in accordance with the then current Budget.

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APPLICATION
OF PROCEEDS	All collections and all proceeds of Collateral shall be applied, first, to repay the “Protective Advances” under and as defined in the Pre-Petition First Lien Credit Agreement (the “Pre-Petition Protective Advances”) (with a corresponding permanent reduction in revolving commitments under the Pre-Petition First Lien Secured Facility), if any, and second, to the DIP Obligations until indefeasibly paid in full (other than with respect to contingent indemnification obligations as to which no claim has been asserted) and contingent indemnification obligations as to which a claim is reasonably likely to be asserted shall be cash collateralized in full.

DIP DOCUMENTATION:	The credit agreement governing the DIP Facility and the other documentation with respect to the DIP Facility, including the Interim Order and the Final Order (collectively, the “DIP Facility Documentation”) will be in form and substance acceptable to DIP Agent, DIP Lenders and the Obligors and, in addition to those terms set forth herein, will contain representations and warranties; conditions precedent; affirmative covenants (including compliance with chapter 11 milestones to be agreed), negative covenants and financial covenants; indemnities; and events of default and remedies, in each case as are usual and customary for facilities of this kind, taking into account prevailing market conditions at the time of closing, and as otherwise required by DIP Agent and Majority DIP Lenders. All orders of the Bankruptcy Court approving or authorizing the DIP Facility, and all motions relating thereto, shall be in form and substance acceptable to DIP Agent, Majority DIP Lenders, and the Obligors.

FINANCIAL REPORTING:	The DIP Documentation will require Borrower to provide to DIP Agent, for distribution to the DIP Lenders, (a) as a condition to closing of the DIP Facility and on Tuesday of each week, commencing with the first calendar week ending after the Effective Date, a Budget (as described under the heading “Budget and Variance Report” above), (b) on Tuesday of each week, commencing with the first calendar week ending after the Effective Date, a Variance Report (as described under the heading “Budget and Variance Report” above), (c) internally prepared financial statements prepared on a consolidated basis consisting of an income statement, balance sheet and EBITDA reconciliation (the “Monthly Financial Statements”) on a monthly basis, (d) on Thursday of each week, a consolidated weekly flash report (i) by business group (including a comparison of flash revenue versus budget) and (ii) by branch (including a comparison of flash revenue versus budget), (e) on

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Wednesday of each week, a weekly report setting forth the aggregate actual hours billed (including subcontractor hours) for the week covered by the report delivered on the preceding Thursday under clause (d) above and (f) any additional financial reporting requirements with respect to the Pre-Petition Secured Facilities (except to the extent such reporting requirements overlap with the reporting requirements described in (a) through (e) above).

FINANCIAL COVENANT:	(a) A disbursement Budget variance covenant set at not greater than ten percent (10%) in the aggregate for disbursements (excluding disbursements for debt service and professional fees) during the prior one-week period, and (b) a collections Budget variance covenant set at not greater than ten percent (10%) in the aggregate for collections during the prior four-week period (which period shall include weeks prior to the Effective Date, as applicable), in each case, tested on a weekly basis, commencing with the first week following the Effective Date, by reference to the Variance Report.

REPRESENTATIONS
AND WARRANTIES:	Representations and warranties set forth in the Pre-Petition First Lien Credit Agreement, with such changes as are deemed appropriate by DIP Agent and Majority DIP Lenders in the context of the proposed transaction, and such other representations and warranties customary for debtor-in-possession financings of this kind by Holdings and Borrower (with respect to Holdings, Borrower and their respective subsidiaries), including, without limitation: due organization; requisite power and authority; qualification; equity interests and ownership; due authorization, execution, delivery and enforceability of the DIP Facility Documentation; creation, perfection and priority of security interests; no conflicts; governmental authorization; historical and projected financial condition; no material adverse change; no restricted junior payments; use of proceeds; title to properties; environmental matters; Investment Company Act and margin stock matters; ERISA and other employee matters; labor relations; intellectual property; subsidiaries; insurance; absence of brokers or finders fees; compliance with laws; full disclosure; Patriot Act and other related matters; absence of material unstayed litigation; payment of post-petition taxes; no defaults under post-petition material agreements; commencement of chapter 11 cases; proper service of the Interim Order and Final Order; DIP Obligations are allowed administrative superpriority expense claims; DIP Obligations are secured by valid perfected first priority lien on all Collateral subject only to the Carve-Out and the Pre-Petition Senior Permitted Encumbrances; Interim Order (or Final Order, as applicable) is in full force and effect and has not been reversed, stayed, modified or amended.

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AFFIRMATIVE
COVENANTS	Affirmative covenants set forth in the Pre-Petition First Lien Credit Agreement, with such changes as are deemed appropriate by DIP Agent and Majority DIP Lenders in the context of the proposed transaction, and such other affirmative covenants customary for debtor-in-possession financings of this kind, and including, without limitation:

	(a)	compliance with each “Milestone” under and as defined in the Restructuring Support Agreement (as hereinafter defined);

	(b)	delivery of the following documents and reports to DIP Agent for distribution to the Lenders:

1. financial statements, management reports, certificates and other reports as well as all press releases and other statements made available to the public;

2.       the Budget including a statement of sources and uses of cash of the Debtors (a “Cash Flow Forecast”) for the next 13 weeks, broken down by week, including the anticipated uses of the DIP Facility for such period, and, until the repayment in full of the DIP Facility, at the end of each week period and thereafter, an updated Cash Flow Forecast for the subsequent 13-week period;

3. weekly Variance Reports and other weekly reports described under “Financial Reporting” above;

4.       upon the request of DIP Agent or the DIP Majority Lenders, weekly conference calls with the chief financial officer of Borrower to discuss the Budget (and all updates and Variance Reports related thereto) of Borrower;

5.       as soon as practicable in advance of filing with the Bankruptcy Court, delivery of (i) the motion seeking approval of and proposed forms of the Interim DIP Order and the Final DIP Order, (ii) all other proposed orders and pleadings related to the DIP Facility, (iii) any plan of reorganization or liquidation, and/or any disclosure statement related to such plan, (iv) any motion and proposed form of order seeking to extend or otherwise modify the Debtors’ exclusive periods set forth in section 1121 of the Bankruptcy Code, (v) the motion seeking approval of and proposed forms of the bidding procedures order and the sale order and (vi) any

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motion and proposed form of order filed with the Bankruptcy Court relating to any management equity plan, incentive plan or severance plan, the assumption, rejection, modification or amendment of any employment agreement, or the assumption, rejection, modification or amendment of any material contract (each of which must be in form and substance satisfactory to DIP Agent);

6. additional reports requested by DIP Agent, including, without limitation, with respect to litigation, contingent liabilities, and ERISA and environmental events;

7. notices of litigation, defaults and unmatured defaults and other information (including all documents filed with the Bankruptcy Court or distributed to any committee appointed in the Cases); and

8. notice of any event, occurrence or circumstance in which a material portion of the Collateral is damaged, destroyed or otherwise impaired or adversely affected.

(c)	access to information (including historical information) and personnel, including, without limitation, regularly scheduled meetings as mutually agreed with senior management and other company advisors and DIP Agent, Alvarez & Marsal Holdings, LLC and such other consultants to DIP Agent and/or DIP Lenders (collectively, the “Consultant”), and the Consultant shall be provided with access to all information it shall reasonably request and to other internal meetings regarding strategic planning, cash and liquidity management, operation and restructuring activities; provided, however, all requests for documents, information, meetings and discussions shall initially be made through Robert Adamson, Kevin Little or Jeff Yesner, or through Loughlin Meghji + Company; provided that the Borrower’s compliance with this covenant shall not be deemed to be a waiver of any applicable attorney-client or work product privilege;

(d)	prompt and diligent opposition of all motions filed by persons in the Bankruptcy Court to lift the stay on the Collateral (other than motions filed by DIP Agent and the DIP Lenders relating to the DIP Facility), all motions filed by persons in the Bankruptcy Court to terminate the exclusive ability of the Debtors to file a plan of reorganization, and all other motions filed by persons in the Bankruptcy Court that, if granted, could reasonably be expected to have a material adverse effect on DIP Agent or any DIP Lender or any Collateral;

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	(e)	maintenance of existence;

	(f)	payment of post-petition taxes and claims;

	(g)	maintenance of properties;

	(h)	maintenance of insurance;

	(i)	payment of budgeted obligations;

	(j)	cooperation with syndication efforts;

	(k)	inspection of property and books and records;

	(l)	inspections;

	(m)	lender meetings;

	(n)	compliance with laws;

	(o)	environmental matters;

	(p)	additional collateral and guarantors;

	(q)	use of proceeds;

	(r)	cash management; and

	(s)	further assurances.

NEGATIVE COVENANTS:	Negative covenants set forth in the Pre-Petition First Lien Credit Agreement, with such changes as are deemed appropriate by DIP Agent and Majority DIP Lenders in the context of the proposed transaction, and such other negative covenants customary for debtor-in-possession financings of this kind, and including, without limitation, and subject to exceptions and baskets to be mutually agreed upon: limitations with respect to other indebtedness; liens; negative pledges; restricted junior payments (e.g. no dividends, redemptions or voluntary payments on certain debt); restrictions on subsidiary distributions; loans and investments; consolidations, mergers, dissolutions and acquisitions; sales of assets (including subsidiary interests); sales and lease-backs; transactions with affiliates; margin stock; management fee and compensation; contingent obligations; compliance with ERISA; conduct

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of business; permitted activities of Holdings; change in structure; amendments and waivers of organizational documents, junior indebtedness and other material contracts; amendments to related agreements; second lien indebtedness and subordinated indebtedness; OFAC; press release and related matters; prepayment of other indebtedness; changes to accounting practices or fiscal year; creation of liens senior to or pari passu with the DIP Liens; seeking or granting of relief to the Pre-Petition Second Lien Lenders or Pre-Petition Second Lien Agent prohibited by the Intercreditor Agreement; filing or approval of plan of reorganization or liquidation (unless the DIP Obligations are indefeasibly paid in full in cash) without the consent of DIP Agent; seeking or consummating a sale of assets under section 363(b) of the Bankruptcy Code without the consent of DIP Agent; in the event the Pre-Petition First Lien Collateral is sold pursuant to a chapter 11 plan, the Debtors shall not seek confirmation of such plan under section 1129(b)(2)(A) of the Bankruptcy Code for the class of claims that includes the First Lien Prepetition Secured Obligations, other than pursuant to 1129(b)(2)(A)(ii) of the Bankruptcy Code; incurrence of administrative expense claims pari passu or senior to DIP Claims except for Carve-Out; seek modification, stay, vacation or amendment of (i) first day orders (which orders and motions in respect thereof shall be acceptable in form and substance to DIP Agent) or (ii) Interim and Final Orders; seek or consent to any order seeking authority to take action prohibited by DIP Facility Documentation; and make cash expenditures on account of prepetition claims of critical vendors or 503(b)(9) claimants except in each case as agreed to by DIP Agent.

EVENTS OF DEFAULT:	The definitive Loan Documents will include such events of default (each, an “Event of Default”) as are usual and customary for debtor-in-possession financings of this kind, including, without limitation, (i) failure to make payments when due, (ii) defaults under other agreements or instruments of indebtedness, (iii) certain events under hedging agreements, (iv) noncompliance with covenants, (v) breaches of representations and warranties, (vi) termination or rejection of any material contract, (vii) bankruptcy or other insolvency proceeding of any foreign subsidiary (if any) of a Debtor, (viii) failure to satisfy or stay execution of judgments in excess of specified amounts, (ix) ERISA, (x) impairment of security interests in collateral, (xi) invalidity of guarantees (xii) entry of an order authorizing, approving or granting (or the filing of a motion by the Debtors seeking such authorization, approval or granting of) (A) additional post-petition financing not otherwise permitted, (B) any liens on the Collateral not otherwise permitted, (C) dismissal of any of the Cases or conversion of any of the Cases to a Chapter 7 case, (D) appointment of a Chapter 11 trustee in any of the Cases, (E) any other superpriority claim senior to or pari passu with superiority priority claims

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of DIP Agent and DIP Lenders, (F) modification of the DIP Facility, the Interim DIP Order or the Final DIP Order, (G) appointment of an examiner in any of the Cases having enlarged powers (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code), or (H) relief from the automatic stay for the benefit of any other secured creditor with respect to any Collateral, in each case, without the consent of DIP Agent and Majority DIP Lenders, (xiii) the payment by any Debtor of any pre-petition claim without the prior written consent of DIP Agent other than as permitted by the Budget, (xiv) the commencement of any action against DIP Agent or any DIP Lender or against any Pre-Petition Agent or any Pre-Petition Lender by or on behalf of any Debtor or any of its affiliates, officers or employees, (xv) the Interim DIP Order shall cease to be in full force and effect or shall have been reversed, modified, amended, stayed, vacated or subject to a stay pending appeal, in the case of any modification or amendment, without the prior written consent of DIP Agent and Majority DIP Lenders, (xvi) the Final DIP Order shall not have been entered by the Bankruptcy Court on or before the date that is 35 days after the entry of the Interim DIP Order, (xvii) the Final DIP Order shall cease to be in full force and effect or shall have been reversed, modified, amended, stayed, vacated or subject to stay pending appeal, in the case of any modification or amendment, without the prior written consent of DIP Agent and Majority DIP Lenders, (xviii) breach by any Debtor of any provisions of the Interim DIP Order or the Final DIP Order, (xix) allowance of any claim under Section 506(c) of the Bankruptcy Code or otherwise against any or all of DIP Agent, the DIP Lenders and the Collateral, or against any Pre-Petition Agent or any Pre-Petition Lender, (xx) other than as set forth in the Restructuring Support Agreement (as hereinafter defined), the filing of any plan of reorganization or related disclosure statement or any direct or indirect amendment to such plan or disclosure statement, or the entry of an order confirming any such plan of reorganization or approving any such disclosure statement or approving any such amendment, in each case that either fails to provide for indefeasible payment in full in cash of the DIP Facility (and termination of all commitments thereunder) or treats the claims of DIP Agent and DIP Lenders in any manner to which they do not consent in their discretion, (xxi) a sale of all or substantially all of the Debtors’ assets pursuant to Section 363(b) of the Bankruptcy Code without the written consent of DIP Agent and Majority DIP Lenders or (xxii) any termination or modification of the exclusivity periods set forth in Section 1121 of the Bankruptcy Code, (xxiii) the marshalling of all or any portion of the Collateral, (xxiv) failure to retain Loughlin Meghji + Company and (xxv) the commencement of any enforcement action by the Pre-Petition Second Lien Agent or any Pre-Petition Second Lien Lender or the commencement by the Pre-Petition Second Lien Agent or any Pre-Petition Second Lien Lender of any action against the DIP Agent, any DIP Lender, the First Lien Pre-Petition Agent or any Pre-Petition First Lien Lender.

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REMEDIES:	Immediately upon the occurrence and during the continuation of an Event of Default, DIP Agent may, and at the direction of Majority DIP Lenders shall, (i)(1) declare all DIP Obligations to be immediately due and payable, (2) declare the termination, reduction or restriction of any further commitment to extend credit to Borrower to the extent any such commitment remains, and (3) terminate the DIP Facility and any other DIP Documentation as to any future liability or obligation of DIP Agent and the DIP Lenders, but without affecting any of the DIP Obligations or the Liens securing the DIP Obligations; and (ii) declare a termination, reduction or restriction on the ability of the Obligors to use any cash collateral derived solely from the proceeds of Collateral (any such declaration shall be made to the Obligors, the official committee(s) of creditors of the Obligors and the United States Trustee, and shall be referred to herein as a “Termination Declaration” and the date which is the earliest to occur of any such Termination Declaration being herein referred to as the “Termination Declaration Date”).

In addition to the remedies described above and other customary remedies, 3 business days following the Termination Declaration Date, DIP Agent shall have the right to seek relief from the automatic stay, upon expedited notice to the Debtors, the Committee and the United States Trustee to foreclose on all or any portion of the Collateral, collect accounts receivable and apply the proceeds thereof to the DIP Obligations, occupy the Obligors’ premises to sell or otherwise dispose of the Collateral or otherwise exercise remedies against the Collateral permitted by applicable nonbankruptcy law. At any hearing to consider the DIP Agent’s request to terminate or modify the automatic stay, the Obligors and any statutory committee shall be entitled to contest whether an Event of Default has occurred, provided that neither the Obligors nor any statutory committee may invoke section 105 of the Bankruptcy Code in an effort to restrict or preclude the DIP Agent or any DIP Lender from exercising any rights or remedies. Unless during such hearing the Bankruptcy Court determines that an Event of Default has not occurred and/or is not continuing, the automatic stay, as to the DIP Lenders and DIP Agent, shall automatically terminate at the end of such hearing, without further notice or order. Notwithstanding the foregoing, nothing herein shall preclude the DIP Agent from seeking an order from the Bankruptcy Court authorizing the DIP Agent to exercise any enforcement rights or remedies with respect to the Collateral on less than 3 business days’ notice.

CONDITIONS TO
EFFECTIVE DATE:	The occurrence of the Effective Date will be conditioned upon satisfaction of the following:

• Execution and delivery prior to the Petition Date of a “lock-up” agreement acceptable to Pre-Petition First Lien Agent (the “Restructuring Support Agreement”).

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•     The Bankruptcy Court shall have entered an interim order (the “Interim Order”) in form and substance satisfactory to DIP Agent and Majority DIP Lenders authorizing the transactions contemplated by this Term Sheet, including, without limitation, authorizing the granting of superpriority administrative expense claim status in respect of the DIP Obligations and the DIP Liens (which liens shall be continuing, valid, binding, enforceable, non-avoidable and automatically perfected) and adequate protection payments, in each case, contemplated by this Term Sheet, authorizing the DIP Facility in an amount not greater than $[    ], containing a good faith finding under Section 364(e) of the Bankruptcy Code and requiring that challenges to the Pre-Petition Secured Obligations must be filed no later than the earliest of (i) 60 days after entry of the Interim Order, (ii) 45 days after the formation of a statutory committee of unsecured creditors and (iii) five days prior to the date of the hearing to confirm the Plan, or will be deemed forever barred and the Debtors’ stipulations and releases related to the Pre-Petition Secured Obligations shall be binding on all parties in interest, which order shall not have been reversed, modified, amended or stayed. The Interim Order shall include provisions, in form and substance satisfactory to DIP Agent and Majority DIP Lenders, with respect to, among other things, (a) permission for the use of cash and other collateral of the holders of the Pre-Petition Secured Obligations, (b) the adequate protection afforded to such holders as provided above, (c) waivers of the “equities of the case” cutoff under Section 552(b) of the Bankruptcy Code, (d) Section 551 of the Bankruptcy Code not applying to preserve for the benefit of the estate any avoided security interest or lien senior to a security interest or lien securing the DIP Obligations or the Pre-Petition Secured Obligations and (e) subject to entry of the Final Order, waivers of any surcharge to the collateral securing the DIP Facility or the Pre-Petition Secured Obligations under Section 506(c).

•     Negotiation, execution and delivery of the DIP Documentation acceptable to DIP Agent and the DIP Lenders and such other instruments, documents, certificates, opinions, assurances and other such acts as may be reasonably requested by DIP Agent to effect the closing of the DIP Facility.

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•     DIP Agent, for the benefit of itself and the DIP Lenders, shall have been granted automatically perfected liens and pledges on the Collateral securing the DIP Facility with the priority set forth in the “Security and Priority” section of the Term Sheet.

•     No pleading or application seeking certain relief affecting the provision of the DIP Facility (other than on the terms set forth herein and to be set forth more fully in the DIP Facility Documentation) shall have been filed in the Bankruptcy Court by any Obligor.

•     Except as otherwise acceptable to DIP Agent and Majority DIP Lenders, (i) no litigation shall have commenced which challenges the DIP Obligations or the Pre-Petition Secured Obligations and (ii) no material adverse change in the business, condition (financial or otherwise), operations, performance, properties, projections or prospects of Borrower, shall have occurred since the Petition Date other than any change of the type that customarily occurs as a result of the commencement of a proceeding under Chapter 11 of the Bankruptcy Code.

•     DIP Agent and the DIP Lenders not becoming aware after June 9, 2010 of any new or inconsistent information or other matter not previously disclosed to DIP Agent or the DIP Lenders relating to the Borrower that DIP Agent and the DIP Lenders, in their reasonable judgment, deem material and adverse relative to the information or other matters disclosed to DIP Agent and the DIP Lenders prior to June 9, 2010.

• Negotiation, execution and delivery of the Fee Letter.

• Receipt by DIP Agent and DIP Lenders of all fees and expenses due and payable in connection with the transactions contemplated by this DIP Term Sheet.

• Receipt and approval by DIP Agent and Majority DIP Lenders of the Budget.

• Receipt by DIP Agent and Majority DIP Lenders of financial statements and other financial reports required to be delivered hereunder;

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•     Except as otherwise specified herein, filing of first day pleadings, including without limitation, the Plan, disclosure statement corresponding thereto, and the motions seeking approval/confirmation of same, each in form and substance satisfactory to DIP Agent.

•     The Interim Order, cash management order and such other orders as may be necessary for the implementation of the DIP Facility or requested by DIP Agent and Majority DIP Lenders shall have been entered by the Bankruptcy Court and shall be in form and substance satisfactory to DIP Agent and Majority DIP Lenders.

• Each DIP Lender shall have obtained internal credit approval for providing its commitment under the DIP Facility.

•     The DIP Lenders shall have received at least 10 days prior to the Effective Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act

• Such other customary closing documents and customary closing deliverables deemed necessary or desirable by DIP Agent or Majority DIP Lenders in their reasonable discretion.

•     All filings, recordations and other actions necessary or in DIP Agent’s opinion desirable to perfect the DIP Lenders’ liens and security interests in the Collateral shall have been made or taken, or arrangements satisfactory to DIP Agent and its counsel for the completion thereof shall have been made.

•     Other conditions precedent specific to the transaction and typical of facilities of this type, including DIP Agent’s receipt of satisfactory corporate approval from the Obligors of the financing as well as usual and customary bankruptcy opinions of counsel satisfactory to DIP Agent. All governmental, regulatory and other third-party approvals and consents required by DIP Agent or Majority DIP Lenders with respect to the proposed transactions shall have been obtained and shall be final and non-appealable.

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CONDITIONS OF EACH
EXTENSION OF CREDIT:	The obligation to provide each extension of credit (including the initial extension of credit) shall be subject to the satisfaction of the following conditions:

• No continuing post-petition default or continuing post-petition event of default shall exist after giving pro forma effect to the proposed extension of credit.

•     Representations and warranties shall be true and correct in all material respects at the date of each extension of credit except to the extent that such representations and warranties expressly relate to a prior date, in which case they shall be true and correct in all material respects as of such earlier date.

• Receipt of a notice of borrowing from Borrower, together with customary certifications by an officer of Borrower.

•     The Interim Order or the Final Order, as the case may be, shall be in full force and effect and shall not have been reversed, modified, stayed or amended unless such reversal, modification, stay or amendment is acceptable to DIP Agent and Majority DIP Lenders.

The request by Borrower, and the acceptance by Borrower, of each extension of credit shall be deemed to be a representation and warranty by Borrower that the conditions specified above have been satisfied.

INDEMNIFICATION:	The DIP Documentation shall provide that Borrower agrees to indemnify and hold DIP Agent and the DIP Lenders and their respective shareholders, directors, members, principals, agents, advisors, officers, subsidiaries and affiliates (each, an “Indemnified Person”) harmless from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an Indemnified Person by reason of or resulting from the Cases, the DIP Facility, this Term Sheet, the transactions contemplated thereby or hereby or by the DIP Facility or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such Indemnified Person is a party thereto, except to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person as determined by a final non-appealable order of a court of competent jurisdiction. The indemnity includes indemnification for DIP Agent exercising discretionary rights granted under the DIP Facility. In all such litigation, or the preparation therefor, DIP Agent and the DIP Lenders

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shall be entitled to select their own counsel and, in addition to the foregoing indemnity, Borrower agrees to pay promptly the reasonable fees and expenses of such counsel.

AMENDMENTS:	Amendments to all DIP Documentation shall be by Majority DIP Lenders and the Obligors, except with respect to customary affected lender consent issues.

GOVERNING LAW:	New York

COUNSEL TO DIP AGENT:	Latham & Watkins LLP

EXPENSES:	Reasonable legal, accounting, financial advisory fees, fees and expenses of other consultants, and other reasonable out of pocket expenses of DIP Agent and the Pre-Petition First Lien Agent in connection with the Cases, the DIP Facility, the DIP Documentation, the Plan and all documents related thereto, and all costs and expenses of DIP Agent and the DIP Lenders (including documented attorneys’ fees) in connection with the enforcement of remedies under the DIP Facility to be reimbursed on a current basis by Borrower from the proceeds of loans under the DIP Facility. For avoidance of doubt, all fees and expenses in the immediately preceding sentence shall be reimbursed without regard to the amounts set forth in the Budget with respect thereto; provided, that, to the extent the amounts of such fees and expenses exceed the amounts set forth therefor in the Budget, the Budget shall be automatically increased to incorporate such additional amounts.